Kinetik Reports Third Quarter 2023 Financial and Operating Results
•Generated third quarter net income of $43.1 million and Adjusted EBITDA1 of $215.3 million
•Achieved quarterly gas processed volumes of 1.49 Bcf/d, up 23% year-over-year
•Updated the Company’s 2023 Adjusted EBITDA1 Guidance range to $820 million to $860 million
•2023 Capital Expenditures expected to be at the top end of the Company’s Guidance range of $490 million to $540 million
HOUSTON and MIDLAND, Texas, November 8, 2023 – Kinetik Holdings Inc. (NYSE: KNTK) (“Kinetik” or the “Company”) today reported financial results for the quarter ended September 30, 2023.
Third Quarter 2023 Results and Commentary

For the three and nine months ended September 30, 2023, Kinetik processed natural gas volumes of 1.49 Bcf/d and 1.44 Bcf/d, respectively, and reported net income including noncontrolling interest of $43.1 million and $119.1 million, respectively.

Kinetik generated Adjusted EBITDA1 of $215.3 million and $610.8 million for the three and nine months ended September 30, 2023, respectively, Distributable Cash Flow1 of $148.1 million and $418.8 million for the three and nine months ended September 30, 2023, respectively, and Free Cash Flow1 of $36.8 million and $(17.0) million for the three and nine months ended September 30, 2023, respectively.

“2023 continues to be a seminal year for our Company as we execute on our capital program that underscores our long-term strategic vision,” said Jamie Welch, Kinetik’s President & Chief Executive Officer. “In the third quarter, we achieved processed gas volumes of 1.49 Bcf/d, representing 23% growth year-over-year. Adjusted EBITDA1 increased 4% quarter-over-quarter, despite weather-related challenges in July and August and some unexpected downstream pipeline outages for multiple days throughout the quarter.”

“We made significant progress on our 2023 capital program during the quarter. Construction continued across the state line on our expansion into Lea County, New Mexico with right-of-way approval for the route received. The expansion, which is supported by multi-year agreements with minimum volume commitments, remains ahead of schedule with expected in-service in the first quarter of 2024. We completed construction of the Delaware Link pipeline in September and reached commercial in-service on October 1, 2023. These two projects, coupled with the Permian Highway Pipeline (“PHP”) expansion nearing completion, enable Kinetik to offer Delaware Basin producers a highly-competitive, integrated wellhead-to-Gulf Coast market solution.”

“Looking ahead, we are on track to achieve our 2023 exit rate guidance of 1.6 Bcf/d of gas processed volumes. We forecast sequential Adjusted EBITDA1 and volume growth in the fourth quarter at our Midstream Logistics segment. Within our Pipeline Transportation segment, the Delaware Link pipeline is in-service, and we expect the start-up of the PHP expansion in December. As a result, we have tightened our 2023 Adjusted EBITDA1 Guidance range.”

“In 2024, we estimate meaningful year-over-year Adjusted EBITDA1 growth combined with a capital expenditures plan of less than $150 million, demonstrating the attractive Free Cash Flow1 potential of our asset base.”

Financial
a.Achieved quarterly net income of $43.1 million and Adjusted EBITDA1 of $215.3 million.
b.Declared a dividend of $0.75 per share for the quarter ended September 30, 2023, or $3.00 per share on an annualized basis. 118 million shares have elected to reinvest the third quarter dividend into newly issued shares of Class A common stock. As a result, $23.3 million of third quarter dividends will be paid in cash.2
c.Exited the quarter with a Leverage Ratio1,3 per the Company’s Revolving Credit Agreement of 4.0x and a Net Debt to Adjusted EBITDA1,4 Ratio of 4.4x.
d.Generated Free Cash Flow1 of $36.8 million, marking the end of the Company’s elevated capital intensity of its 2023 growth Capital Expenditure program.
e.Hedged approximately 25% of its 2024 commodity-linked gross profit exposure.
Selected Key Metrics:

	Three Months Ended September 30,	Nine Months Ended September 30,
	2023	2023

	(In thousands, except shares and ratios)
Net income including noncontrolling interest[5]	$43,131	$119,098
Adjusted EBITDA[1]	$215,324	$610,825
Distributable Cash Flow[1]	$148,053	$418,794
Dividend Coverage Ratio[1,6]	1.3x	1.2x
Free Cash Flow[1]	$36,805	$(16,986)
Leverage Ratio[1,3]		4.0x
Net Debt to Adjusted EBITDA Ratio[1,4]		4.4x
Common stock issued and outstanding[7]		148,608,696

	September 30, 2023	June 30, 2023	March 31, 2022

	(In thousands)
Net Debt[1,8]	$3,629,932	$3,647,763	$3,535,016
Strategic
a.Kinetik’s Commercial team continued to expand gathering and processing services with both new and existing customers around the Company’s system in the Delaware Basin including new opportunities in both Texas and New Mexico.
b.Continue to evaluate monetizing the Company’s stake in Gulf Coast Express pipeline.
Growth Projects
a.Completion of Delaware Link, Kinetik’s 30-inch residue gas pipeline from its processing complexes to Waha with an initial throughput capacity of 1 Bcf/d, achieved ahead of schedule. Commercial in-service started on October 1, 2023.
b.Kinetik’s New Mexico system expansion into Lea County remains on budget and construction is ahead of schedule with expected in-service at the beginning of 2024.
c.Construction is nearly complete on the PHP expansion of 550 MMcf/d of incremental capacity, increasing natural gas deliveries from the Permian to U.S. Gulf Coast markets. The project is expected to be in-service on December 1, 2023.

Sustainability
a.Kinetik’s ESG rating was upgraded to AA by MSCI.
b.Kinetik was awarded a 2023 New Technology Implementation Grant by The Texas Commission on Environmental Quality and Texas Emissions Reduction Plan. The grant supports the implementation of new technologies that reduce emissions.
Upcoming Tour Dates
Kinetik plans to participate at the following upcoming conferences and events:
a.Bank of America Global Energy Conference in Houston on November 14th
b.Bank of America Leveraged Finance Conference in Boca Raton on November 29th
c.Mizuho Power, Energy & Infrastructure Conference in New York City on December 5th
d.Wells Fargo Midstream and Utilities Symposium in New York City on December 6th
e.Goldman Sachs Global Energy Conference in Miami on January 3rd – 5th
f.UBS Global Energy & Utilities Conference in Park City on January 8th – 10th
g.USCA Midstream Corporate Access Day in Houston on January 23rd
Investor Presentation
An updated investor presentation will be available under Events and Presentations in the Investors section of the Company’s website at www.ir.kinetik.com.
Conference Call and Webcast
Kinetik will host its third quarter 2023 results conference call on Thursday, November 9, 2023 at 8:00 am Central Standard Time (9:00 am Eastern Standard Time) to discuss third quarter results. To access a live webcast of the conference call, please visit the Investors section of Kinetik’s website at www.ir.kinetik.com. A replay of the conference call also will be available on the website following the call.
About Kinetik Holdings Inc.
Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. Kinetik is headquartered in Midland, Texas and has a significant presence in Houston, Texas. Kinetik provides comprehensive gathering, transportation, compression, processing and treating services for companies that produce natural gas, natural gas liquids, crude oil and water. Kinetik posts announcements, operational updates, investor information and press releases on its website, www.kinetik.com.
Contacts
Kinetik Investors: (713) 487-4832 Maddie Wagner
(713) 574-4743    Alex Durkee
Website: www.kinetik.com
Forward-looking statements
This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,”

“continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about the Company’s future plans, expectations, and objectives for the Company’s operations, including statements about strategy, synergies, sustainability initiatives, portfolio monetization opportunities, expansion projects and future operations, and financial guidance; the Company’s projected dividend amounts and the timing thereof; and the Company’s leverage and financial profile. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See Part II, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future development, or otherwise, except as may be required by law.
Additional information
Additional information follows, including a reconciliation of Adjusted EBITDA, Distributable Cash Flow, Free Cash Flow, and Net Debt (non-GAAP financial measures) to the GAAP measures.
Non-GAAP financial measures
Kinetik’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in according with GAAP. Adjusted EBITDA, Distributable Cash Flow, Free Cash Flow, Dividend Coverage Ratio, Net Debt and Leverage Ratio are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. See “Reconciliation of GAAP to Non-GAAP Measures” elsewhere in this news release.

1. A non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Measures” for further details.
2. Estimated dividends reinvested and dividends paid in cash as of November 1, 2023. Final numbers are subject to change.
3. Leverage Ratio is total debt less cash and cash equivalents divided by last twelve months Adjusted EBITDA, calculated in the Company’s credit agreement. The calculation includes Qualified Project and Acquisition EBITDA Adjustments that pertain to the funding of the Permian Highway Pipeline expansion project, Delaware Link project, first quarter 2023 midstream infrastructure asset acquisition, and other qualified growth capital projects at the Midstream Logistics segment.
4. Net Debt to Adjusted EBITDA Ratio is defined as Net Debt divided by last twelve months Adjusted EBITDA.
5. Net income including noncontrolling interest for the three and nine months ended September 30, 2022 was $49.4 million and $202.3 million, respectively.
6. Dividend Coverage Ratio is Distributable Cash Flow divided by total declared dividends.
7. Issued and outstanding shares of 148,608,696 is the sum of 54,519,658 shares of Class A common stock and 94,089,038 shares of Class C common stock.
8. Net Debt is defined as total long-term debt, excluding deferred financing costs, less cash and cash equivalents.

Notes Regarding Presentation of Financial Information
The following addresses the results of our operations for the three and nine months ended September 30, 2023, as compared to our results of operations for the three and nine months ended September 30, 2022. As the business combination between BCP Raptor Holdco, LP, Kinetik’s predecessor for accounting purposes (“BCP”) and Altus Midstream LP (“Altus”) (the “Transaction”) was determined to be a reverse merger, BCP was considered the accounting acquirer and Altus was considered the legal acquirer. Therefore, BCP’s net assets, carrying at historical value, were presented as the predecessor to the Company’s historical financial statements and the comparable period presented herein reflects the results of operations of BCP for the three and nine months ended September 30, 2022 and Altus’ results of operations from February 22, 2022, the closing date of the Transaction, through September 30, 2022. Kinetik’s financial results on and after February 22, 2022 reflect the results of the combined company.

Unless otherwise noted or the context requires otherwise, references herein to Kinetik Holdings Inc. or “the Company” with respect to time periods prior to February 22, 2022 include BCP and its consolidated subsidiaries and do not include Altus and its consolidated subsidiaries, while references herein to Kinetik Holdings Inc. with respect to time periods from and after February 22, 2022 include Altus and its consolidated subsidiaries.
The Company completed a two-for-one Stock Split on June 8, 2022. All corresponding per-share and share amounts for periods prior to June 8, 2022 have been retroactively restated to reflect the two-for-one Stock Split.

KINETIK HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022(1)

	(In thousands, except per share data)
Operating revenues:
Service revenue	$104,349	$107,597	$310,325	$290,122
Product revenue	221,280	213,803	586,534	618,382
Other revenue	4,672	3,776	10,685	9,493
Total operating revenues	330,301	325,176	907,544	917,997
Operating costs and expenses:
Costs of sales (exclusive of depreciation and amortization shown separately below) (2)	147,756	145,208	374,100	418,197
Operating expenses	42,925	35,845	118,804	100,996
Ad valorem taxes	5,607	5,903	14,954	15,936
General and administrative expenses	22,751	23,468	73,131	72,180
Depreciation and amortization expenses	69,935	65,005	208,271	192,609
Loss on disposal of assets	2,927	3,946	15,166	12,602
Total operating costs and expenses	291,901	279,375	804,426	812,520
Operating income	38,400	45,801	103,118	105,477
Other income (expense):
Interest and other income	289	—	1,625	250
Gain on redemption of mandatorily redeemable Preferred Units	—	—	—	9,580
Loss on debt extinguishment	—	—	—	(27,975)
Gain on embedded derivative	—	488	—	89,050
Interest expense	(45,009)	(40,464)	(130,443)	(92,585)
Equity in earnings of unconsolidated affiliates	50,754	45,003	146,828	120,706
Total other income, net	6,034	5,027	18,010	99,026
Income before income taxes	44,434	50,828	121,128	204,503
Income tax expense	1,303	1,406	2,030	2,244
Net income including noncontrolling interest	43,131	49,422	119,098	202,259
Net income attributable to Preferred Unit limited partners	—	708	—	115,203
Net income attributable to common shareholders	43,131	48,714	119,098	87,056
Net income attributable to Common Unit limited partners	27,551	33,778	77,068	61,817
Net income attributable to Class A Common Stock Shareholders	$15,580	$14,936	$42,030	$25,239

Net income attributable to Class A Common Shareholders per share
Basic	$0.21	$1.04	$0.58	$1.24
Diluted	$0.21	$1.04	$0.57	$1.24

Weighted-average shares(3)
Basic	53,340	41,816	50,464	40,042
Diluted	53,463	41,855	50,719	40,075
(1) The results of the legacy Altus business are not included in the Company’s consolidated financials prior to February 22, 2022. Refer to Note 1 – Description of the Organization and Summary of Significant accounting Policies in the Notes to the Condensed Consolidated Financial Statements of the Company’s Form 10-Q filed on November 9, 2023 for further information.
(2) Cost of sales (exclusive of depreciation and amortization) is net of gas service revenues totaling $38.6 million, $17.1 million, $107.1 million and $51.1 million for the three and nine months ended September 30, 2023 and 2022, respectively, for certain volumes where we act as principal.
(3) Share amounts have been retroactively restated to reflect the Company’s two-for-one stock split, which was effected on June 8, 2022. Refer to Note 10 – Equity and Warrants in the Notes to the Condensed Consolidated Financial Statements of the Company’s Form 10-Q filed on November 9, 2023 for further information.

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022(1)

	(In thousands)
Net Income Including Noncontrolling Interests to Adjusted EBITDA
Net income including noncontrolling interest	$43,131	$49,422	$119,098	$202,259
Add back:
Interest expense	45,009	40,464	130,443	92,585
Income tax expense	1,303	1,406	2,030	2,244
Depreciation and amortization	69,935	65,005	208,271	192,609
Amortization of contract costs	1,655	448	4,965	1,344
Proportionate EMI EBITDA	78,585	78,357	224,933	190,438
Share-based compensation	12,502	12,661	43,340	30,966
Loss on disposal of assets	2,927	3,946	15,166	12,602
Loss on debt extinguishment	—	—	—	27,975
Unrealized loss on derivatives	8,259	—	616	—
Integration Costs	21	2,338	985	10,012
Transaction Costs	378	62	648	6,412
Other one-time cost or amortization	2,662	3,752	7,545	10,969
Warrant valuation adjustment	4	—	—	—
Deduct:
Interest income	293	—	314	—
Warrant valuation adjustment	—	—	73	—
Gain on redemption of mandatorily redeemable Preferred Units	—	—	—	9,580
Gain on embedded derivative	—	488	—	89,050
Equity income from EMI's	50,754	45,003	146,828	120,706
Adjusted EBITDA(2) (non-GAAP)	$215,324	$212,370	$610,825	$561,079

Distributable Cash Flow(3)
Adjusted EBITDA (non-GAAP)	$215,324	$212,370	$610,825	$561,079
Proportionate EMI EBITDA	(78,585)	(78,357)	(224,933)	(190,438)
Cash distributions received from EMI's (operating)	69,661	68,242	205,891	185,786
Interest expense	(45,009)	(40,464)	(130,443)	(92,585)
Unrealized gain on interest rate derivatives	(7,835)	—	(27,481)	—
Maintenance capital expenditures	(5,503)	(4,053)	(15,065)	(7,492)
Distributions paid to preferred unit limited partners	—	—	—	(8,787)
Distributable cash flow (non-GAAP)	$148,053	$157,738	$418,794	$447,563

Free Cash Flow(4)
Distributable cash flow (non-GAAP)	$148,053	$157,738	$418,794	$447,563
Cash interest adjustment	12,378	16,854	(7,953)	15,993
Realized gain on interest rate swaps	4,665	—	7,082	—
Growth capital expenditures	(81,250)	(89,812)	(245,812)	(166,318)
Investments in EMI's	(48,008)	(53,524)	(202,729)	(56,199)
Cash distributions received from EMI's (investing)	—	—	5,793	—
Contributions in aid of construction	967	2,752	7,839	14,344
Free cash flow (non-GAAP)	$36,805	$34,008	$(16,986)	$255,383

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

	Nine Months Ended September 30,
	2023	2022(1)

	(In thousands)
Reconciliation of net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$405,585	$453,244
Net changes in operating assets and liabilities	24,604	(12,810)
Interest expense	130,443	92,585
Amortization of deferred financing costs	(4,601)	(8,053)
Contingent liabilities remeasurement	—	839
Current income tax expense	355	362
Cash distributions received from EMI's	(205,891)	(185,786)
Proportionate EMI EBITDA	224,933	190,438
Derivative fair value adjustment and settlement	25,917	2,867
Unrealized loss on derivatives	616	—
Interest income	(314)	—
Integration Costs	985	10,012
Transaction Costs	648	6,412
Other one-time cost or amortization	7,545	10,969
Adjusted EBITDA(2) (non-GAAP)	$610,825	$561,079

Distributable Cash Flow(3)
Adjusted EBITDA (non-GAAP)	$610,825	$561,079
Proportionate EMI EBITDA	(224,933)	(190,438)
Cash distributions received from EMI's (operating)	205,891	185,786
Interest expense	(130,443)	(92,585)
Unrealized gain on interest rate derivatives	(27,481)	—
Maintenance capital expenditures	(15,065)	(7,492)
Distributions paid to preferred unit limited partners	—	(8,787)
Distributable cash flow (non-GAAP)	$418,794	$447,563

Free Cash Flow(4)
Distributable cash flow (non-GAAP)	$418,794	$447,563
Cash interest adjustment	(7,953)	15,993
Realized gain on interest rate swaps	7,082	—
Growth capital expenditures	(245,812)	(166,318)
Investments in EMI's	(202,729)	(56,199)
Cash distributions received from EMI's (investing)	5,793	—
Contributions in aid of construction	7,839	14,344
Free cash flow (non-GAAP)	$(16,986)	$255,383

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

	September 30,	June 30,	March 31,
	2023	2023	2023

	(In thousands)
Net Debt(5)
Long-term debt, net	$3,606,962	$3,625,799	$3,511,648
Plus: Debt issuance costs, net	23,038	24,201	25,352
Total long-term debt	3,630,000	3,650,000	3,537,000
Less: Cash and cash equivalents	68	2,237	1,984
Net debt (non-GAAP)	$3,629,932	$3,647,763	$3,535,016

(1) The results of the legacy Altus business are not included in the Company’s consolidated financials prior to February 22, 2022.
(2) Adjusted EBITDA is defined as net income including noncontrolling interests adjusted for interest, taxes, depreciation and amortization, impairment charges, asset write-offs, the proportionate EBITDA from our equity method investments, equity in earnings from investments recorded using the equity method, share-based compensation expense, noncash increases and decreases related to trading and hedging agreements, extraordinary losses and unusual or non-recurring charges. Adjusted EBITDA provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income including noncontrolling interests or any other measure of financial performance presented in accordance with GAAP.
(3) Distributable Cash Flow is defined as Adjusted EBITDA, adjusted for the proportionate EBITDA from our equity method investments, operating cash distributions received from our equity method investments, interest expense, net of amounts capitalized, distributions to preferred unitholders and maintenance capital expenditures. Distributable Cash Flow should not be considered as an alternative to the GAAP measure of net income including noncontrolling interests or any other measure of financial performance presented in accordance with GAAP. We believe that Distributable Cash Flow is a useful measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends we make.
(4) Free Cash Flow is defined as Distributable Cash Flow adjusted for growth capital expenditures, investments in EMI’s, investing cash distributions received from our equity method investments, cash interest and contributions in aid of construction. Free Cash flow should not be considered as an alternative to the GAAP measure of net income including noncontrolling interests or any other measure of financial performance presented in accordance with GAAP. We believe that Free Cash Flow is a useful performance measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends that we make.
(5) Net Debt is defined as total long-term debt, excluding deferred financing costs, less cash and cash equivalents. Net Debt illustrates our total debt position less cash on hand that could be utilized to pay down debt at the balance sheet date. Net Debt should not be considered as an alternative to the GAAP measure of total long-term debt, or any other measure of financial performance presented in accordance with GAAP.